UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2012

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of October 26, 2012, Lance B. Rosemore is no longer the President, Chief Executive Officer, Secretary and Chairman of the Board of Trust Managers of PMC Commercial Trust (the “Company”). In connection with his departure, the Board of Trust Managers elected Jan F. Salit, who prior to such election, was the Company’s Executive Vice President and Chief Operating Officer, as President, Chief Executive Officer, Secretary and Chairman of the Board of Trust Managers.

In connection with Mr. Rosemore’s departure, Mr. Rosemore and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) dated October 26, 2012. Mr. Rosemore will have until November 2, 2012 to revoke the Separation Agreement. In the event Mr. Rosemore does not exercise his right to revoke the Separation Agreement, the Separation Agreement will become effective on November 3, 2012. In the event that Mr. Rosemore elects to revoke the Separation Agreement, the Company will have no obligation to pay him or provide him with the compensation or benefits provided thereby; provided, pursuant to the resignation letter dated October 26, 2012 executed by Mr. Rosemore and acknowledged and agreed to by the Company (the “Resignation Letter”) if the Separation Agreement does not become effective, the Company shall be obligated to pay Mr. Rosemore $1,744,197, which Mr. Rosemore and the Company have agreed is the amount provided for in Section 14 of his Executive Employment Contract (the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 21, 2011). A copy of the Separation Agreement is filed as Exhibit 10.1 and a copy of the Resignation Letter is furnished as Exhibit 99.1 to this Current Report. The descriptions of the Separation Agreement and Resignation Letter are qualified in their entireties by reference to the full text of Exhibits 10.1 and 99.1.

Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Rosemore (i) a lump sum payment in the gross amount of $1,744,197 on the date that is six months and one day after the effective date of the Separation Agreement, subject to withholding for taxes and other applicable deductions, (ii) a lump sum payment in the amount of $300,000, subject to withholding for taxes and other applicable deductions, on the first regular payroll date following the effective date of the Separation Agreement, and (iii) for a period beginning on October 26, 2012, and ending on the earlier of (a) December 31, 2013 or (b) the date on which Mr. Rosemore obtains health and dental insurance from a subsequent employer, the Company has agreed to continue to pay for Mr. Rosemore’s and his spouse’s health and dental insurance coverage. This insurance coverage shall be provided by Mr. Rosemore and his spouse enrolling in COBRA continuation coverage under the Company’s applicable benefit plans. The Company has also agreed to accelerate the vesting of Mr. Rosemore’s unvested restricted shares (3,335 shares).

To facilitate a smooth transition of his responsibilities, Mr. Rosemore will continue to serve as a consultant for the Company pursuant to the Separation Agreement. The consulting and transition period has a term of one year. During the consulting and transition period, Mr. Rosemore will assist the Company with the transition of his duties, respond to inquiries from the Company and provide information to the Company. For his services rendered to the Company, Mr. Rosemore will be paid $4,166.67 per month with the first payment being payable on November 1, 2012.

The Separation Agreement contains a general and mutual release of claims between Mr. Rosemore and the Company and a mutual non-disparagement covenant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 26, 2012, the Company announced that Lance B. Rosemore is no longer the Company’s President, Chief Executive Officer and Secretary effective October 26, 2012. Mr. Rosemore’s roles as a trust manager and Chairman of the Board of Trust Managers also ended on October 26, 2012.

(c), (d) Effective October 26, 2012, Jan F. Salit, 62, who prior to the election was the Company’s Executive Vice President, Chief Operating Officer, Chief Investment Officer, Assistant Secretary and Treasurer, has been elected as the Company’s President, Chief Executive Officer, Secretary and Treasurer. Mr. Salit has also been appointed to the Company’s Board of Trust Managers and has been elected Chairman of the Board of Trust Managers. Mr. Salit has been Executive Vice President of the Company since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. As the Company’s Chief Operating Officer and Chief Investment Officer, Mr. Salit’s primary areas of responsibility have included oversight of the Company’s day-to-day operations including the supervision of the Company’s credit, marketing, legal and human resources functions. Mr. Salit has in-depth knowledge of the Company’s operations and substantial experience in financial and executive management. Mr. Salit is currently a party to an Executive Employment Contract with the Company (the form of which filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 21, 2011) which has been amended to change Mr. Salit’s titles to President, Chief Executive Officer and Secretary.

(e) The information regarding the Separation Agreement provided in response to Item 1.01 above is incorporated by reference in response to this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On October 26, 2012, the Company issued a press release announcing the end of its strategic review and the changes in executive management. The press release is furnished as Exhibit 99.2 hereto.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and General Release dated October 26, 2012 between the Company and Lance B. Rosemore

99.1	Resignation Letter dated October 26, 2012 executed by Lance B. Rosemore and acknowledged and agreed to by the Company

99.2	Press Release dated October 26, 2012

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2012

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer